UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 19, 2021
Date of Report (Date of earliest event reported)

OCULUS VISIONTECH INC.
(Exact name of registrant as specified in its charter)

Wyoming	000-29651	06-1576391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#507 – 837 West Hastings Street Vancouver, British Columbia Canada	V6C 3N6
(Address of principal executive offices)	(Zip Code)

(604) 685-1017
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 3 – SECURIIIES AND TRADING MARKETS

Item 3.02         Unregistered Sales of Equity Securities.

On April 19, 2021, Oculus VisionTech Inc. (the “Company”) completed an unregistered private placement offering (the “Offering”) of 4,900,000 units (the “Units”) at a price of CAD$0.80 per Unit, for aggregate gross proceeds of CAD$3,920,000. Each Unit consisted of one common share (each, a “Unit Share”) and one common share purchase warrant (each, a “Warrant”). Each Warrant is exercisable by the holder to acquire one additional common share of the Company (each, a “Warrant Share”) at an exercise price of CAD$1.00 for a period of 24 months, expiring April 19, 2023 (the “Warrant Expiry Date”). The Warrant Expiry Date may be accelerated at the Company’s discretion if the closing price of the common shares of the Company on the TSX Venture Exchange is equal to or greater than CAD$2.50 per common share for a minimum of ten consecutive trading days, and the Company provides notice of such acceleration in accordance with the terms of the Warrants.

In connection with the Offering, the Company issued an aggregate of 2,079,650 Unit Shares and 2,079,650 Warrants to accredited investors in the United States in reliance on Rule 506(b) of Regulation D under the Securities Act, for aggregate gross proceeds of CAD$1,663,720. The balance of 2,820,350 Unit Shares and 2,820,350 Warrants were offered and sold in offshore transactions in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, for aggregate gross proceeds of CAD$2,256,280.

The Company paid cash finders’ fees in the amount of CAD$42,000, representing 6.0% of the gross proceeds raised in the Offering from Units sold in offshore transactions in reliance upon Rule 903 of Regulation S.

One insider of the Company subscribed for a total of 100,000 Units in connection with the Offering. Such participation is considered to be a “related party transaction” as defined under Multilateral Instrument 61-101 (“MI 61-101”). The transaction was exempt from the formal valuation and minority shareholder approval requirements of MI 61-101, as neither the fair market value of any securities issued to nor the consideration paid by such persons exceeded 25% of the Company’s market capitalization.

Oculus intends to use the net proceeds of the Offering for general working capital, commercialization and marketing of the ComplyTrustTM suite of products, including the upcoming ForgetMe-YesTM GA launch.

SECTION 8 – OTHER EVENTS

Item 8.01         Other Events

On April 19, 2021, the Company issued a news release reporting the closing of the Offering. A copy of the news release is included as Exhibit 99.1 to this report on Form 8-K and is incorporated by reference into this Item 8.01.

No Offer or Solicitation

This communication does not constitute an offer to sell, or the solicitation of an offer to subscribe for or buy, any securities nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement

This report contains forward-looking statements under applicable securities laws, including, but not limited to, statements related to the intended uses of the proceeds received from the Offering, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the Company’s ability to pursue its business objectives and the ability of the Company to raise the additional financing required to fund its business objectives and current operations; and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in the Company’s SEC filings and reports, including in its annual report on Form 10-K for the year ended December 31, 2020. The Company undertakes no duty or obligation to update any forward-looking statements contained in this presentation as a result of new information, future events or changes in its expectations.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01         Financial Statements and Exhibits

Exhibit Number	Description
99.1	News release dated April 19, 2021 re: Oculus Completes Non-Brokered Private Placement of Units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULUS VISIONTECH INC.

DATE: April 22, 2021	By:	/s/ Anton J. Drescher
Anton J. Drescher
Chief Financial Officer

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